Exhibit 99.9

POWER OF ATTORNEY

The undersigned, an authorized officer of Control Empresarial de Capitales S.A. de C.V., f/k/a/ Inversora Carso, S.A. de C.V. (the “Company”), hereby constitutes and appoints Javier Foncerrada and Marco Antonio Slim Domit, and each of them singly, as the Company’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act for the Company and in the Company’s name, place and stead and on the Company’s behalf, in any and all capacities, to sign any Form 3, 4, or 5 or Schedule 13D or 13G, and any and all amendments thereto and any other document relating thereto (including any joint filing agreement) (each a “Filing”), relating to the Company’s beneficial ownership (direct or indirect) of any securities it may be deemed to beneficially own, and to file on the Company’s behalf any such Filings required to be filed pursuant to the United States Securities Exchange Act of 1934, as amended, with the United States Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, full power and authority to do and perform any and all acts and things requisite as fully to all intents and purposes as the Company might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof, and this power of attorney shall remain in effect until December 31, 2024.

November 12, 2021

CONTROL EMPRESARIAL DE CAPITALES S.A. DE C.V. (f/k/a INVERSORA CARSO, S.A. DE C.V.)
/s/ Víctor Manuel Gutierrez Lopez
By: Víctor Manuel Gutierrez Lopez Title: Attorney-in-Fact

Signature Page

Carlos Slim Helú

Carlos Slim Domit	By:	/s/ Marco Antonio Slim Domit
Marco Antonio Slim Domit
Marco Antonio Slim Domit		Attorney-in-Fact*
November 12, 2021
Patrick Slim Domit

María Soumaya Slim Domit

Vanessa Paola Slim Domit

Johanna Monique Slim Domit

CONTROL EMPRESARIAL DE CAPITALES S.A. DE C.V. (f/k/a INVERSORA CARSO, S.A. DE C.V.)

By: Víctor Manuel Gutierrez Lopez Title: Attorney-in-Fact

* See the Joint Filing Agreement among the Slim Family and Control Empresarial (f/k/a Inversora Carso, S.A. de C.V.), filed by the Slim Family and Control Empresarial (f/k/a Inversora Carso, S.A. de C.V.) with the SEC on August 14, 2017 as an exhibit to the initial Schedule 13G in respect of their ownership of the Issuer, which are hereby incorporated herein by reference.